SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2004

EFC BANCORP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-13605	36-4193304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1695 Larkin Avenue, Elgin, Illinois		60123
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (847) 741-3900

Not Applicable
(Former name or former address, if changed since last report)

Item 7.	Financial Statements and Exhibits

Exhibit 99.1 Presentation Materials

Item 9.	Regulation FD Disclosure

Beginning June 2, 2004, EFC Bancorp, Inc., the holding company for EFS Bank, will make available and distribute to analysts and prospective investors a slide presentation.  The presentation materials summarize certain information regarding the Corporation’s operating strategies, financial results and results of operations.  The presentation materials will also be posted to the Corporation’s website on June 2, 2004.  Pursuant to Regulation FD, the presentation materials are attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFC BANCORP, INC.

/s/ James J. Kovac
James J. Kovac
President

Date: June 2, 2004

Exhibit Index

Exhibit No.	Description

99.1	Presentation Materials